EXHIBIT 11


                        GREENWICH AIR SERVICES, INC.
                 COMPUTATION OF EARNINGS PER COMMON SHARE

                                                          THREE MONTHS ENDED MARCH 31,
                                                      1996                           1995
                                            -------------------------      -------------------------
                                            PRIMARY     FULLY DILUTED      PRIMARY     FULLY DILUTED
                                            -------     -------------      -------     -------------
Weighted average number of common
     shares outstanding                   12,057,462     12,057,462       10,156,000     10,156,000

Additional shares assuming the
  conversion of:
     Options and warrants                    283,842        407,592           31,646         40,288

     Subordinated debentures                                608,718                       2,905,812

  Weighted average number of common
     shares outstanding, as adjusted      12,341,304     13,073,772       10,187,646     13,102,100
                                          ==========     ==========       ==========     ==========

Net income applicable to common stock     $2,324,716     $2,324,716       $1,321,804     $1,321,804

  After-tax interest savings from
     conversion of subordinated
     debentures                                              42,732                         203,988
                                          ----------     ----------       ----------     ----------
Net income, as adjusted                   $2,324,716     $2,367,448       $1,321,804     $1,525,792

Earnings per common share                      $0.19          $0.18            $0.13          $0.12
                                          ==========     ==========       ==========     ==========

                                                           SIX MONTHS ENDED MARCH 31,
                                                      1996                           1995
                                            -------------------------      -------------------------
                                            PRIMARY     FULLY DILUTED      PRIMARY     FULLY DILUTED
                                            -------     -------------      -------     -------------
  Weighted average number of common
     shares outstanding                   11,843,133     11,843,133       10,156,000     10,156,000

Additional shares assuming the
  conversion of:
     Options and warrants                    262,335        392,739           25,896         40,378

     Subordinated debentures                                608,718                       2,905,812
                                          ----------     ----------       ----------     ----------

  Weighted average number of common
     shares outstanding, as adjusted      12,105,468     12,844,590       10,181,896     13,102,190
                                          ==========     ==========       ==========     ==========

Net income applicable to common stock     $4,418,344     $4,418,344       $2,359,327     $2,359,327

  After-tax interest savings from
     conversion of subordinated
     debentures                                              85,464                         407,976
                                          ----------     ----------       ----------     ----------

Net income, as adjusted                   $4,418,344     $4,503,808       $2,359,327     $2,767,303

Earnings per common share                      $0.36          $0.35            $0.23          $0.21
                                          ==========     ==========       ==========     ==========